Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Parlux Fragrances, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: March 4, 2011

JM-CO CAPITAL FUND, LLC

By:	/s/ Jacqueline Marie Garcia
	Name:	Jacqueline Marie Garcia
	Title:	Manager

JACQUELINE MARIE GARCIA 2006 FAMILY TRUST

By:	/s/ Carolina Marie Garcia
	Name:	Carolina Marie Garcia
	Title:	Co-Trustee

CAROLINA MARIE GARCIA 2006 FAMILY TRUST

By:	/s/ Carolina Marie Garcia
	Name:	Carolina Marie Garcia
	Title:	Co-Trustee

IRREVOCABLE TRUST FOR VICTOR GARCIA

By:	/s/ Carolina Marie Garcia
	Name:	Carolina Marie Garcia
	Title:	Co-Trustee

JACAVI INVESTMENTS, LLC

By:	/s/ Jacqueline Marie Garcia
	Name:	Jacqueline Marie Garcia
	Title:	Manager

AQUA CAPITAL FUND, LLC

By: JACAVI INVESTMENTS, LLC,
its Manager

By:	/s/ Jacqueline Marie Garcia
	Name:	Jacqueline Marie Garcia
	Title:	Manager

/s/ Jacqueline Marie Garcia
JACQUELINE MARIE GARCIA

/s/ Carolina Marie Garcia
CAROLINA MARIE GARCIA